UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 17, 2014

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53473	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600

Plano, Texas 75093

(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01  Other Events.

A former member of the Board of Directors sent a letter addressed to our President, John Brda, our Chief Executive Officer, Thomas Lapinski, and two third parties.  The letter demands the rescission of the sale of 300,000 shares of our common stock that the former director sold to the third parties in April 2013.  Although neither Torchlight Energy Resources, Inc., Mr. Brda nor Mr. Lapinski received any consideration or other benefit from the sale, the former director alleges that Messrs. Brda and Lapinski made misrepresentations to him in connection with the sale, and accordingly they and the company are liable to him.  Although the former director threatened litigation in his letter, no lawsuit has been filed to date.  We believe the former director’s allegations and claims are completely without merit and factual basis.  In the event a lawsuit is filed, we intend to vigorously defend ourselves and to pursue any and all rights and remedies against the former director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: January 17, 2014	By: /s/ John Brda
John Brda
President